U. S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A

AMENDMENT NO. 9

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUPREME HOSPITALITY

(Name of small business issuer in its charter)

Nevada	9995	88-0460457
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

41919 Skywood Drive, Temecula, California 92591	(909) 506-3435
(Address of principal executive offices)	Telephone Number

Nevada Legal Forms & Books, Inc.

3020 W. Charleston Blvd., Las Vegas, NV 89102

(Name, address and phone number for agent for service)

 Copies of all communications to:

Stephen R. Boatwright, Esq.

Gammage & Burnham, PLC

2 North Central Avenue, 18th Floor

Phoenix, AZ 85004

Telephone: (602) 256-0566

Facsimile: (602) 256-4475

Approximate date of proposed sale to the public:  September 15, 2001.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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

CALCULATION OF REGISTRATION FEE


Title of each class of securities to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Dollar amount to be registered	Amount of registration fee
1,000,000 preferred shares	$6.30	$6,300,000	$6,300,000	$1,663.20 [1]
3,756,000 common shares [2]


1 Estimated solely for purposes of calculating the registration fee under Rule 457(c).

2 To be offered upon conversion of our Preferred Stock and accrued dividends to our common stock.



REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

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168547v3

8/31/2001


PART I

PROSPECTUS


We are offering up to a total of 1,000,000 shares of 10% convertible preferred stock at $6.30 per share.  The shares are being offered for a period not to exceed one year.  There is no minimum amount of preferred stock required to be sold in the offering.  There is no escrow fund.

This prospectus also covers 3,000,000 shares of our common stock reserved for issuance upon exercise of the right to convert the preferred shares at any time after twelve months from issuance, to common shares.  It also covers 756,000 shares of our common stock to be used to pay dividends to holders of the preferred shares.

Supreme Hospitality is not listed or trading with any securities exchange or national quotation system.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

Number of Preferred Shares	Price to Public	Broker Commission	Net proceeds after Commission To Us
1 share	$6.30	$.63	$5.67
Maximum 1,000,000 shares	$6,300,000.00	$630,000.00	$5,670,000.00

We currently have no arrangements with underwriters or broker-dealers to sell our shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____________________.

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

TABLE OF CONTENTS

To jump to a section, double-click on the section name.

Prospectus

Summary Information and Risk factors.

OUR BUSINESS

THE OFFERING

Risk Factors

I.  RISKS RELATED TO OUR BUSINESS

II.  RISKS RELATED TO THIS OFFERING

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

use of proceeds

Determination of Offering Price

Plan of Distribution

Legal Proceedings

Directors, Executive Officers, Promoters and Control Persons

Security Ownership of Certain Beneficial owners and Management

Description of Securities

COMMON STOCK

NON-CUMULATIVE VOTING

CASH DIVIDENDS

PREFERRED STOCK

LIQUIDATION PREFERENCE

VOTING RIGHTS

CONVERSION RIGHTS

REPORTS

interest of named experts and counsel.

Disclosure of Commission Position on Indemnification for Securities act Liabilities.

Organization Within Last Five years

Description of Business

available information

Management’s Discussion and Analysis and plan of Operations

OVERVIEW

RESULTS OF OPERATIONS

Description of Property

Demographics

Certain Relationships and Related Transactions

Market for Common Equity and Related Stockholder Matters

Executive Compensation

Financial Statements

INDEPENDENT AUDITORS' REPORT

consolidated balance sheets

consolidated statement of stockholders equity (Deficit)

consolidated statements of operations

consolidated statement of cash flows

weighted average number of shares outstanding

notes to consolidated financial statements

Changes in and Disagreements with Accountants

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

SUMMARY INFORMATION AND RISK FACTORS.

This summary highlights important information about our business and about this offering.  Because it is a summary, it doesn't contain all the information you should consider before investing in the common stock.  You should read the following summary together with the more detailed information regarding our company, our preferred and common stock, and our financial statements and notes appearing elsewhere in this prospectus.

OUR BUSINESS

Our administrative office is located at 41919 Skywood Drive, Temecula, California 92591 and our phone number is (909) 506-3435.  Our registered statutory office is located at Nevada Legal Forms & Books, Inc., 3020 W. Charleston Blvd., Las Vegas, NV 89102.  Our fiscal year end is December 31.  We are a Nevada C-corporation.

Supreme Hospitality is in the hospitality and hotel business catering to the business, leisure and vacation traveler.  On April 30, 2000, Supreme Hospitality acquired Temecula Valley Inn as a wholly owned subsidiary.  Temecula Valley Inn is located in the Temecula Valley in Southern California between Los Angeles and San Diego.  It is one of the premier hotel properties in the Valley.  Though cyclical in nature, Temecula Valley Inn's occupancy rates have continued to grow.


THE OFFERING

Preferred Shares

·

We are offering up to 1,000,000 shares of convertible preferred stock, par value $0.0001.

·

The preferred shares are convertible, one preferred share for three common shares any time after twelve months of purchase and automatically on the thirty-six month anniversary from issuance.

·

The preferred shares are being offered at $6.30 per share.


·

We are offering the preferred shares for a period not to exceed one year.

·

We will use the proceeds to pay delinquent property taxes, reduce debt, provide working capital, and fund the acquisition of new hotel properties.

·

There are no preferred shares outstanding prior to the offering.

·

1,000,000 preferred shares would be outstanding if we sell 100% of the offering.

We will be required to retain broker-dealers to sell our shares in certain states.  We anticipate that we will be required to pay broker-dealers sales commissions averaging 8%, although we reserve the right to pay sales commissions up to 10%.  In no event will our sales commission expenses combined with other offering expenses exceed 20% of the gross proceeds of this offering.  The chart used on the prospectus cover page assumes that all shares are sold by broker-dealers at a maximum commission of 10%.  It is anticipated that not all of the shares will be sold by a broker-dealer.  Accordingly, the net proceeds to us may be higher than indicated in the chart.


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

RISK FACTORS


Investment in our securities involves a high degree of risk.  You should consider the following discussion of risks as well as other information in this prospectus before investing in our preferred stock.  The risks and uncertainties described below are not the only ones.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.  If any of the following risks actually occur, our business could be harmed.  In such case, the value of our preferred and common stock could decline, and you may lose all or part of your investment.

Except for historical information, the information contained in this prospectus and in our SEC reports are "forward looking" statements about our expected future business and performance.  Our actual operating results and financial performance may prove to be very different from what we might have predicted as of the date of this prospectus.

I.  RISKS RELATED TO OUR BUSINESS


1.  Because we are past due on our real estate taxes the loans with our banks could be accelerated and we could lose our real and personal property that secures the notes:

We are in violation of the terms of our bank loans due to the past due status on our real estate taxes.  Even though the banks have verbally agreed that they will not declare a default for this violation, verbal statements from the banks are not binding on them and the banks could still call the loan notes due and we could lose our real and personal property that secures the notes to the banks.

2.  The government could foreclose on our property to collect the past due taxes which could cause us to go out of business:

We are delinquent on our property taxes.  We expect to be current on our taxes by the end of 2001.  However, should we not be able to bring these back taxes current the government could foreclose on our hotel property to collect the back taxes and we could go out of business.

3.  We have a limited operating history and therefore, predicting future performance is difficult.

Supreme Hospitality was formed on October 30, 1997 and acquired Temecula Valley Inn as its first operating hotel on April 30, 2000.  Prior to its acquisition by Supreme Hospitality, Temecula Valley Inn was constructed and opened for business in 1998.  Because of its limited operating history, it will be difficult to predict or evaluate future profitability of Supreme Hospitality.

4.  We have incurred operating losses and could continue to do so, which could cause us to go out of business:

We have incurred net losses and experienced negative cash flow during our two-year operating history.  We could continue to incur losses in the future and result in an inability to continue to operate as a going concern and a total loss of your investment.  See Financial Statements.

5.  We may not be able to compete with larger hotel/motel chains in acquiring additional properties, which could limit our future growth:

We may be competing for the purchase of additional properties with entities that have substantially greater marketing and financial resources.  These entities may be able to accept more risk than we prudently can manage.  Competition may generally reduce the number of suitable investment opportunities offered to us and increase the bargaining power of property owners seeking to sell.  This could greatly affect our ability to acquire new properties and could reduce future growth.

6.  We will acquire interests only in hotel properties thereby concentrating our investments in a single industry, which could increase our risk of failure:

Our current strategy is to acquire interests in hotel properties.  We will not seek to invest in assets selected to reduce the risks associated with investments in the hotel industry, and will be subject to risks inherent in concentrating investments in a single industry.


7.  We may not have access to sufficient capital to pursue our acquisition strategies and therefore would be unable to achieve our planned future growth:

We intend to pursue a growth strategy that includes building or acquiring and improving hotel properties.  There is a risk that we will not have access to sufficient equity or debt capital to pursue our acquisition strategies.  Our ability to continue to make hotel acquisitions will depend primarily on our ability to obtain additional private or public equity or debt financing.  There can be no assurance that such financing will be available to make future investments.

8.  The loss of Mr. Lang, our sole director and president, could cause us to fail:


The Board of Directors is responsible for managing Supreme Hospitality.  Our future success, including particularly the implementation of our acquisition growth strategy, is substantially dependent on the active participation of Mr. Lang.  The loss of his services could cause us to fail.

9.  We may not be able to readily liquidate our real estate investments at an advantageous or necessary time causing us to lose our investment:

Real estate investments are relatively illiquid.  Our ability to vary our portfolio of properties in response to changes in economic and other conditions will be limited.  Also, no assurances can be given that the market value of any of our hotels will not decrease in the future.  There can be no assurance that we will be able to dispose of a property when we find disposition advantageous or necessary or that the sale price realized in any disposition will recoup or exceed the amount of our investment therein.


10.  Holders of our preferred shares will not have voting rights:


Preferred shareholders have no right or power to take part in our management except through the exercise of voting rights on certain specified matters as required by Nevada law.

II.  RISKS RELATED TO THIS OFFERING

1.  Because there is no public trading market for our preferred or common stock, you may not be able to resell your shares:

There is currently no public trading market for our preferred stock or common stock, and there is no guarantee that a market will ever develop.  Therefore there is no central place, like a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  Therefore, you may not be able to resell your shares  or may have to sell your shares at a discount due to their lack of marketability.

 We plan on registering our shares with an exchange as soon as practicable after the effective date of this registration statement but there is no assurance that we will be successful in doing so.

2.  We may not have adequate funds to conduct our operations and you may lose your entire investment:

There is no minimum number of shares that must be sold, there is no escrow fund and we will not refund any funds to you.  It is possible that we may not raise enough funds for the acquisition of new properties or even to conduct our on-going operations.  If that happens, you may suffer a complete loss of your investment.

3.  Other security holders may be able to sell their securities at any time and at any price they determine causing the public market for the common stock, should one develop, to drop:


Approximately 1,000,000 shares of our common stock are held by non-affiliated security holders who may be able to offer and sell their shares at a price and time determined by them, pursuant to Rule 144.  The timing of sales and the price at which the shares are sold by these security holders could cause the price of your shares if sold in the public market for the common stock, should one develop, to drop.



4.  Our existing security holders can sell their stock at prices below the primary offering price, which could reduce the amount of money we raise in the offering:

Existing securityholders will compete with us to sell their shares.  These securityholders can sell their stock at prices below the offering price, which could reduce the amount of money we raise in the offering.


5.  If a Public Market Develops for our Securities, They May be Subject to Penny Stock Regulation:

If a public market develops for them, our securities may be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors.  For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000).  For transactions covered by the rule, the broker–dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale.  Consequently, the rule may affect the ability of broker–dealers to sell our securities and also may affect the ability of shareholders to sell their securities.  In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks."  Because our securities may constitute "penny stocks," the rules would apply to us and to our securities.  The rules may further affect the ability of owners of our securities to sell our securities.

You should be aware that the market for penny stocks has suffered in recent years from patterns of fraud and abuse.

III. SPECIFIC RISKS ASSOCIATED WITH OWNERSHIP OF REAL ESTATE

We will be subject to risks incident to the ownership (directly or indirectly) of interests in real estate, including:  changes in general economic or local conditions; fluctuation in occupancy rates, operating expenses and hotel room rates; changes in supply or demand of competing properties in an area, such as an excess supply resulting from over building; changes in interest rates, governmental regulations and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive; and changes in tax laws and rates.  Any real property we acquire will have vigorous competition from similar properties in Temecula Valley and the Los Angeles area.  The market for real property in the United States tends to be cyclical, with periods in which the prices of properties generally rise and generally fall.

1.  Zoning and environmental controls:

Governmental zoning and land use regulations may restrict or curtail uses of existing structures or require renovation or alteration.  Such regulations could adversely affect the value of any of our properties.  In recent years real estate values have also sometimes been adversely affected by the presence of hazardous substances or toxic waste on, under or in the property.  A substance (or the amount of a substance) may be considered safe at the time the property is purchased but later classified by law as hazardous.  Owners of properties have been liable for substantial expenses to remedy environmental contamination of soil and groundwater at their properties even if the contamination predated their ownership.  Although we intend to exercise reasonable efforts to assure that no properties are acquired that give rise to such liabilities, environmental contamination cannot always be detected through readily available means, and the possibility of such liability cannot be excluded.

Under various federal, state and local laws, ordinances and regulations, we may be required to investigate and clean up certain hazardous or toxic substances released on or in properties we own or operate, and also may be required to pay other costs relating to hazardous or toxic substances.  This liability may be imposed without regard to whether we knew about the release of these types of substances or were responsible for their release.  The presence of contamination or the failure to properly remediate contaminations at any of our properties may adversely affect our ability to operate or sell the properties or to borrow using the properties as collateral.  The costs or liabilities could exceed the value of the affected real estate.  We have not been notified by any governmental authority, however, of any non-compliance, liability or other claim in connection with our Temecula Valley property.

2.  Uninsured losses:

While we will arrange for the maintenance of comprehensive liability and casualty insurance that is customarily obtained for properties of the type we acquire disaster insurance (such as earthquake insurance) may not be available or may be available only at prices which we deem prohibitive.  In addition, losses may exceed insurance policy


limits, and policies may contain exclusions with respect to various types of losses or other matters.  Consequently, all or a portion of our properties may not be covered by disaster insurance and insurance may not cover all losses.

3.  Regional concentration of our assets increases effects of adverse trends in certain markets:

We currently own just one property, which is located in Temecula Valley; we anticipate that our future acquisitions will be located in Temecula Valley.  Due to this geographic concentration, any deterioration in economic conditions in Southern California (or in other geographic markets in which the Company may acquire substantial assets) could adversely affect the value of your investment.


DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 12E of the Securities Exchange Act of 1934, as amended.  Although the beliefs that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

USE OF PROCEEDS

This is a best efforts offering and Supreme Hospitality may receive no or a very small amount of the proceeds.  The net proceeds to be received by Supreme Hospitality from the sale of 1,000,000 preferred shares offered by Supreme Hospitality is approximately $5,537,665 after deducting $762,335 in offering fees and expenses payable by Supreme Hospitality.  This best efforts offering may not sell 100% of the offering.  Should Supreme Hospitality sell less than 100% of the total offering, the proceeds will be allocated toward the following uses, in their listed order:  offering expenses, delinquent property taxes, debt retirement, operating capital and acquisition of new properties.  The following table shows the approximate intended allocation of proceeds.


Percentage of Offering Sold	Proceeds Received	Offering Fees & Expenses	Property Taxes	Debt Retirement	Operating Capital	Proposed Acquisitions
25%	$1,575,000	$289,835	$200,000	$747,500	$337,665	0
50%	$3,150,000	$447,335	$200,000	$2,165,000	$337,665	0
75%	$4,725,000	$604,835	$200,000	$3,000,000	$337,665	$582,500
100%	$6,300,000	$762,335	$200,000	$3,000,000	$337,665	$2,000,000

This table assumes we are paying commissions.


If this offering raises sufficient proceeds, we intend to retire approximately $3,000,000 of our outstanding debt.  The debt retirement will be allocated to pay down a portion of the amounts outstanding on three promissory notes: (1) a note to Valley Independent Bank, which matures on April 25, 2006 and bears interest at an annual rate of prime plus one percent; (2) a note to Temecula Valley Bank, which matures on February 23, 2023 and bears interest at an annual rate of prime plus two percent; and (3) a note to Donald and Jennean Coop, which matures on February 25, 2003 and bears interest at an annual rate of ten percent.  See, “FINANCIAL STATEMENTS – Notes to Consolidated Financial Statements.”

From time to time in the ordinary course of business, we will evaluate the acquisition of properties that complement our business, for which a portion of the net proceeds may be used.  Currently, we are involved in discussions with respect to developing another hotel.  Pending the use of the net proceeds for the above purpose, we intend to invest such funds in short-term interest-bearing securities or other instruments, as we deem appropriate.

DETERMINATION OF OFFERING PRICE


The Board of Directors and the key management personnel arbitrarily determined the public offering price of the preferred stock by adding the debt to be retired plus the offering fees and operating capital and dividing by the shares offered.  The offering price may not bear any relationship to the assets, book value, or earning potential of Supreme Hospitality, or be based on any recognized criteria of value or formula.  No independent opinion on or review of the fairness of the terms of this offering has been obtained.  You must rely on the disclosures set forth in this registration statement and on your own business and investment experience as the basis for your decision to


purchase the preferred stock.  The following sets forth an approximate amount we intend to allocate proceeds for:

Retire Debt

$

3,000,000

Acquisition of land and subsequent development

$

2,000,000

Property taxes

$       200,000

Operating capital

$

337,665

Offering Fees & Expenses

$

762,335

Total

$

6,300,000

Shares offered

1,000,000

$6.30 per share


PLAN OF DISTRIBUTION

We are offering up to a total of 1,000,000 shares of convertible preferred stock on a best efforts, no minimum, 1,000,000 shares maximum.  Each share of preferred stock may be converted into three common shares at any time after twelve months of purchase and automatically on its thirty-six month anniversary.  The offering price is $6.30 per share.  There is no minimum number of shares that we have to sell.  There will be no escrow account.  We will immediately use all money received from the offering and there will be no refunds.  The offering will be for a period of one year from the effective date.

Supreme Hospitality will effect offers and sales of shares through printed copies of this prospectus delivered personally or by mail or electronically by Supreme Hospitality.

Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus.  No funds will be placed in an escrow account during the offering period and no money will be returned once we have accepted the subscription.

We will sell the shares in this offering through Larry W. Lang, one of our officers and director.  Mr. Lang will receive no commission from the sale of any shares.  Mr. Lang will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1.  Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.  The conditions are that:

1.  The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.  The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

3.  The person is not at the time of their participation, an associated person of a broker-dealer; and,

4.  The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Lang is not subject to a statutory disqualification, is not being compensated based on transactions in securities, and is not associated with a broker-dealer.  Mr. Lang is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer.  Mr. Lang has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.  Mr. Lang will not sell securities for any corporation for twelve months after the end of this offering, other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.


Only after the SEC declares our registration statement effective, we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering.  We will also distribute the prospectus to potential investors at the meetings and to friends and relatives of our officers and directors who are interested in us and a possible investment in the offering.

In order to comply with the securities laws of certain states, if applicable, the Securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.


We will pay all costs and expenses in connection with this offering, including but not limited to all expenses related to the costs of preparing, reproducing or printing this memorandum, legal expenses, and other expenses incurred in qualifying or registering the offering for sale under state laws as may be necessary, as well as the fees and expenses of our attorneys and accountants.  It is anticipated that the total of all costs and expenses in connection with this offering will be approximately $142,335.00.  This includes:

Attorney fees

$20,000.00

CPA fees

62,037.00

Consultant fees

55,000.00

SEC filing fee

1,668.00

NASD filing fee

1,130.00

Transfer agent

500.00

Material fees (postage, copies)

2,000.00

Total

$142,335.00


LEGAL PROCEEDINGS


Supreme Hospitality may from time to time be involved in various claims and lawsuits incidental to the operations of its business.  Supreme Hospitality is not currently involved in any such litigation that it believes could have a material adverse effect on its financial condition or results of operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Name	Age	Position
Larry W. Lang	54	Chairman, Sole Director, President And Secretary/Treasurer (Principal Financial and Accounting Officer)

Mr. Larry Lang is a registered Professional engineer in 17 states.  Mr. Lang through his company Mexam, Inc., provided structural engineering consulting to a number of companies.  He has over 30 years experience in structural engineering.  He was responsible for the joist design for the Ontario Mill Mall in Ontario California as well as the casino, New York, New York, in Las Vegas, Nevada.  Mr. Lang obtained his general Contractor's License in California in April 1998 and, through his construction company Lang Construction & Dev., Inc., was the general contractor responsible for the building of Temecula Valley Inn.  Mr. Lang has been involved in the hospitality industry for the last four years.  Mr. Lang acquired the land, designed and constructed the Temecula Valley Inn.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of Supreme Hospitality’s common stock by those persons beneficially holding more than 5% of Supreme Hospitality’s capital stock, by Supreme Hospitality's directors and executive officers, and by all of Supreme Hospitality's directors and executive officers as a group, as of August  31, 2001.


Security ownership of certain beneficial owners:

Class	Name & Address	No. Of Shares	Percent
Common Stock	Louise Davis 40596 Via Jalapa Murrieta, CA 92562	3,000,000	30%
Common Stock	Floyd & Glenda Janeway 25060 Hancock Avenue Suite # 179 Murrieta, CA 92562	3,000,000	30%
Common Stock	Rudy W. De La Garza

537,763 [1]

 Mr. Rudy W. De La Garza is a major shareholder of First Dominion Financial, LTD and Jon Ruco, LTD.  First Dominion Financial, LTD holds 356,363 common shares of record and Jon Ruco, LTD holds 181,400 common shares of record, collectively 537,763 common shares or 5.4% of its class.  Neither Mr. De La Garza nor First Dominion Financial, LTD nor Jon Ruco, LTD has any affiliation with First Dominion Financial Group, Inc.


	5.4%


Security ownership of Management

Class	Name & Address	No. Of Shares	Percent
Common Stock	Larry W. & Diana Lang 41919 Skywood Drive Temecula, CA 92591	2,960,000	30%


DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital common stock consists of 50,000,000 shares of common stock, $.0001 par value per share.  As of the date of this prospectus, there are 10,000,000 shares of common stock issued and outstanding, which are held of record by approximately 344 holders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a shareholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of our liquidation, dissolution or winding up, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock.  The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

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We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

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NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

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CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends on our common stock in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

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PREFERRED STOCK

Our authorized preferred stock consists of 1,000,000 shares of stock, $.0001 par value per share.  As of the date of this prospectus, there are no shares of preferred stock outstanding.  Our preferred stock ranks senior to all of our other equity securities, including common stock.  Dividends, when, as and if declared by the board of directors, shall be paid out of funds at the time legally available for such purpose.  The preferred stock will accrue a dividend of 10% and the dividends will be paid in common stock upon conversion.  The number of shares of common stock issued as dividends will be based on the market price of the common stock when the right to the dividend accrues.  After this offering is completed, the present stockholders will still own approximately 90% of our outstanding shares.  After preferred shares in this offering are converted for common shares of Supreme Hospitality, the present stockholders will own approximately 80% of our outstanding shares.

LIQUIDATION PREFERENCE

In the event of a liquidation, dissolution or winding up of our business, whether voluntary or involuntary, the holders of shares of the preferred stock shall be entitled to receive out of our assets available for distribution to our stockholders, an amount equal to $6.30 per share, plus any accrued dividends unpaid thereon to the date of liquidation, before any payment shall be made or any assets distributed to the holders of our common stock or any class or series of our capital stock ranking junior as to liquidation rights to the preferred stock.

VOTING RIGHTS

Supreme Hospitality shares of 10% series A preferred stock carry no voting rights except as required by law.  Nevada law requires all shares of a series must have voting powers, designations, preferences, limitations, restrictions and relative rights identical with those of other shares of the same series.

CONVERSION RIGHTS

The preferred stock shall, at the option of the holder, be convertible, at any time later than one year after the share is purchased, in whole or in part, into three fully paid and non-assessable shares of common stock.  If, three years after the date of purchase, the holder of the preferred share has not exercised his, her, or its right of conversion, the share shall automatically convert into three fully paid and non-assessable shares of common stock.

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REPORTS

After we complete this offering, we will not be required to furnish you with an annual report.  Further, we will not voluntarily send you an annual report.  We will be required to file reports with the SEC under section 15(d) of the Securities Act.  The reports will be filed electronically.  The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K.  You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site that will contain copies of the reports we file electronically.  The address for the Internet site is www.sec.gov.

INTEREST OF NAMED EXPERTS AND COUNSEL.

None

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

Grubstake, Inc. was incorporated in Nevada on November 10, 1997 and at that time had no operations and was considered a development stage company as defined in FASB No.7.  Grubstake, Inc. was formed specifically to be a clean public shell for the purpose of either merging with or acquiring an operating company with assets and some operating history.  The president, sole director and shareholder was Ms. Anne Angell.  Twenty-five thousand pre-split common shares of the company were issued to the Bearer, Ms. Angell.  Ms. Angell received no value from the issuer and has no options or rights of any kind to be received.  There were no predecessors to Ms. Angell.  On December 1, 1998 Grubstake, Inc. changed its name to Richwood, Inc.

Temecula Valley Inn had been the sole proprietorship of Larry and Diana Lang for the period from its inception in 1997 through December 31, 1999.  On January 1, 2000, all of the assets and liabilities relating to the hotel operation known as Temecula Valley Inn were transferred to a newly formed S-corporation, Temecula Valley Inn, Inc.  Larry Lang was sole director and president of Temecula Valley Inn, Inc.  The three shareholders of Temecula Valley Inn, Inc. were Larry & Diana Lang, Floyd & Glenda Janeway and Louise Davis.

Temecula Valley Inn, Inc.'s activities were the construction and subsequent operation of a ninety-room, 3-story hotel located in Temecula, California, which was opened to the public in December 1998 under the name of Temecula Valley Inn.

On March 22, 2000 First Dominion Financial, LTD. entered into a consultant agreement with Temecula Valley Inn, Inc.  The $73,500 fee for the services provided were for the completion and filing of certain documents.  The fee was payable as follows: $24,500.00 on signing the agreement, $24,500.00 to be paid when the 10SB12G/A Registration Statement was filed with the Securities and Exchange Commission, and on the completion and transfer of stock as per the agreement for the exchange of common stock and the balance of $24,500.00 is to be paid when the stock for the merged company is initially quoted on the Over-the-Counter Bulletin Board exchange.  The agreement was later verbally modified to include the filing of the Form SB-2 for the Registration of Securities to Be Sold to the Public by Small Business Issuers with the Securities and Exchange Commission.  There was no monetary agreement for the exchange of stock.  The purpose of the agreement was for First Dominion Financial, LTD to consult Temecula Valley Inn, Inc. on becoming a publicly trading company through a reverse merger and the completion of the documents required.  This consulting agreement was filed as exhibit 99.8.  This agreement has been amended and the amendment was filed as exhibit 99.13.

On April 1, 2000, Ms. Angell, the sole shareholder and the bearer of the 25,000 pre-split issued and outstanding shares of Richwood, Inc., sold her shares for $5,000 to the following group of shareholders:  First Dominion Financial, Ltd., 10,485 common shares; First Dominion Financial Group, Inc., 4,540 common shares; Jon Ruco, Ltd., 4,535 common shares; Hayden Financial Corporation, 1,293 common shares; Cara Bompignano, 1,253 common shares; N. V. One Partnership, 1,270 common shares; Harrel Davis, 1,000 common shares, and Howard Hungerford, 625 common shares.  The nature of the transaction was to facilitate the change of ownership.

On April 17, 2000, pursuant to the pending re-capitalization, the company, Richwood, Inc. formerly Grubstake, Inc., simultaneously changed its name to Supreme Hospitality, forward split the pre-split 25,000 common shares for 40 to 1, resulting in 1,000,000 post-split issued and outstanding common shares and the board of directors of Supreme Hospitality, Ms. Anne Angell, elected Larry W. Lang to its Board of Directors and Mrs. Anne Angell resigned.  Mr. Larry Lang is now on the Board of Directors of both Supreme Hospitality and Temecula Valley Inn, Inc. and agreed to the terms and condition of the agreement for the exchange of common stock.  The major shareholders of Supreme Hospitality, formerly Richwood, Inc., formally Grubstake, Inc. are:  First Dominion Financial, LTD owning 42%, its major shareholder is Rudy W. De La Garza, Jon Ruco LTD, owning 18%, its major shareholder is Rudy W. De La Garza and First Dominion Financial Group, Inc. owning 18%, its major shareholder is Christian Johnson.  The major shareholders of Supreme Hospitality through negotiations set the terms for the exchange of common stock with Larry W. Lang a major shareholder of Temecula Valley Inn, Inc.  No shareholders of Supreme Hospitality, formerly

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Richwood, Inc., formally Grubstake, Inc. received any fee for their role as a shareholder in the exchange of stock with Temecula Valley Inn, Inc.

On April 19, 2000 shareholder First Dominion Financial, Ltd., a Nevada corporation, traded 50,009 common shares of its own stock for 50,009 common shares of a private held company called ROE International, a Nevada corporation.  ROE International agreed to distribute these shares among its 323 shareholders, therein these 323 shareholders became shareholders of Supreme Hospitality.

First Dominion Financial, Ltd sold, at $2.00 per share, a total of 13, 028 shares of its stock to the following people: Douglas Lang, 5,000 common shares; Russ Melcher, 1,750 common shares; Daniel J. Cadena, 150 common shares; Nancy K. Stuckey, 1,500 common shares; Dustin Lijeham, 2,500 common shares; Joshua Elmore, 2,128 common shares.  The balance of stock held at this time by First Dominion Financial, Ltd is 356,363 or 35%.

On April 30, 2000, Temecula Valley Inn, Inc. through a re-capitalization, reverse merger, became a wholly owned subsidiary of Supreme Hospitality in a qualifying reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986.  The Board of Directors and the key management personnel determined the stock for stock exchange ratio.  Temecula Valley Inn, Inc. traded 100% of its common shares for 9,000,000 shares of Supreme Hospitality.  In effect Temecula Valley Inn, Inc. traded 10% of its stock for a shell company with over 335 shareholders of record.

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DESCRIPTION OF BUSINESS

You should read this prospectus summary together with the entire prospectus, including the more detailed information in our financial statements and accompanying notes appearing elsewhere in this prospectus.  Unless otherwise indicated, all information contained in this prospectus relating to our shares of common and preferred stock is based upon information as of March 21, 2001.

Company Description

Grubstake, Inc. was organized November 10, 1997, under the laws of the State of Nevada.  On December 1, 1998, Grubstake, Inc. changed its name to Richwood, Inc. and on April 17, 2000, to Supreme Hospitality.

Temecula Valley Inn, Inc. became a wholly owned subsidiary of Supreme Hospitality through a re-capitalization on April 30, 2000.  See Organization in the Last Five Years above.

Neither Supreme Hospitality nor any of its formally known companies have been in bankruptcy, receivership or similar proceedings.

Supreme Hospitality is in the hospitality, hotel business catering to the business, leisure and vacation traveler.  Its wholly owned subsidiary Temecula Valley Inn, Inc. owns and operates the Temecula Valley Inn.  Temecula Valley Inn has 16 full time employees and 2 part-time employees.  Currently, the executive, Larry Lang, is not taking any compensation.

Temecula Valley Inn is the newest hotel built in the Temecula Valley.  Being only two years old it is considered one of the premier hotel properties in the valley.  The architectural design with the massive Porte Cachare, the three-story framework and the elegant flood lighting in the evenings gives the hotel a majestic and grandeur appearance.  The hotel also features interior corridor entrance for guest safety and convenience.  The rooms are 13’ wide instead of the normal 12’ wide that is utilized in all of the other hotel/motel units in the surrounding area.  The hotel furnishes refrigerators, hair dryers, coffee pots and 25” color televisions with remote in every room.  There is only one other hotel in Temecula that offers the amount of extra amenities to its guests.  Temecula Valley Inn has been given the highest honors in the Days Inns Franchise group.  They have classified the hotel as a five sunburst, Chairman’s Award rating.  It was selected as only one of ten out of a total of 1,925 hotels to represent the Days Inn with the picture of the hotel on the cover of the International directory.

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Though cyclical in nature, Temecula Valley Inn's occupancy rates have continued to grow.  The occupancy average rate for 1999 was 47.30% while in 2000 the average was 50.10%, an increase of 5.92%.  As of August 31, 2001 the occupancy average rate was 69.77% compared to August 31, 2000 at 51.25% representing an increase of 36.14% for the first quarter.  The average daily rate for 1999 was $79.65 per room while in 2000 it was $81.78 per room, an increase of 2.67%.  As of August 31, 2001 the average daily rate was down at $78.21 compared to August 31, 2000

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at $83.18, or a decrease of 5.97%.  An indicator more commonly used in the industry is the revenue per available room rate.  This rate shows 1999 at $37.67 and year 2000 at $40.97, an increase of 8.75% for the year and as of August 31, 2001 a rate of $54.56 compared to the same time in 2000 at $42.63 for an increase of 27.98%.

Supreme Hospitality currently serves the traveler who requires perceived value for the nightly rate he/she pays.  Through active marketing to various corporations, Supreme Hospitality has been successful during its first year of operations of attracting a reasonable volume of corporate business.  On weekends, Supreme Hospitality attracts customers who are typically in town to attend various community functions including, but not limited to, the Balloon and Wine Festival and the Rod Run.  During the summer months there are activities in the area almost every weekend.  Occupancy rates during these weekends approached approximately 100% on average during the two years of operation.

There are 11 hotels and motels with 810 rooms, in the community area including Temecula Valley Inn.  The property has excellent visibility and easy access from Interstate 15.  There are numerous restaurants within walking distance of the hotel.  Supreme Hospitality utilizes the services of Resolutions to assist in the booking of rooms.  This firm charges 12% for reservations they make.  The website generates approximately 15% of business, whereas walk-ins average 20%, corporate business averages 40%, AARP & AAA combined provide 25%.

Temecula Valley Inn has developed its own website to take advantage of the growing Internet market.  The hotel's web address is www.temeculavalley.com.  The hotel is insured by Legion insurance company at $4,000,000 for the building, $1,500,000 personal Property and $2,000,000 business income lost, all with a $1,000 deductible.  This insurance policy can be located as exhibit 99.10 titled Temecula Valley Inn Insurance Policy.

Supreme Hospitality's acquisition growth strategy is to increase cash flow and enhance shareholder value by building or acquiring additional hotels that meet Supreme Hospitality's investment criteria.

Supreme Hospitality, on July 1, 2000 entered into a franchise agreement with Days Inn of America.  The franchise fee is 8 ½% of gross room revenues, payable monthly.  The first two months were charged at a reduced rate of 2%.  Supreme Hospitality expects increased room revenues due to Days Inn of America’s national and international marketing programs.  Supreme Hospitality does not have the need for any government approval of its services.  There is no government regulation on the business.  There was no research and development activity.  Supreme Hospitality does not have any products or services, which are affected by environmental laws.

The franchise agreement can be located on page 48 of this document, exhibit 99.7.

Competitive Conditions

The hotel industry is highly competitive and hotels experience competition primarily from other upscale hotels in its immediate vicinity.  However there is also competition with hotel properties in the same geographic market.  Supreme Hospitality will also be in competition with hotels which may have substantially greater marketing and financial resources than Supreme Hospitality.

AVAILABLE INFORMATION

Supreme Hospitality has filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form 10-SB ("Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with respect to the Securities.  This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits thereto on file with the SEC pursuant to the Securities Act and the rules and regulations of the SEC hereunder.  The Registration Statement, including exhibits thereto, may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, NW, Room 1024, Washington, DC. 20549.  Copies may be obtained at the prescribed rates from the public reference Section of the SEC at its principal office in Washington, DC.  Statements contained in this Prospectus as to the contents of any contract or any document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

Supreme Hospitality is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith will file reports and other information with the SEC.  Such reports and other information can be inspected and copied at the location described above.  Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, NW, Room 1024, Washington, DC. 20549, at prescribed rates.

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MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

The following discussion should be read in connection with Supreme Hospitality’s financial statements and related notes thereto included elsewhere in this Prospectus.

OVERVIEW

Supreme Hospitality was organized for the purpose of creating a corporate vehicle to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it by persons or firms who or which desire to seek perceived advantages of a publicly held corporation.  On April 30, 2000 Supreme Hospitality acquired Temecula Valley Inn, a Nevada Corporation as a wholly owned subsidiary of Supreme Hospitality in an exchange of common stock.  The primary activity of Supreme Hospitality is the hospitality business for both the business and leisure traveler.

RESULTS OF OPERATIONS

Three and Six Months Ended June 30, 2001 Compared to Three and Six Months Ended June 30, 2000:

Total Revenue for the three months ended June 30, 2001, is $493,923 compared to the three months ended June 30, 2000, which was $369,508.  This is an increase of $124,415 or 34%.  Total revenue for the six months ended June 30, 2001, is $894,292 compared to the six months ended June 30, 2000, which was $684,711.  An increase of $209,581 or 31%.  Management reduced the average daily rate last year resulting in an increased occupancy rate thus, increasing revenue over the previous quarter.  Management believes that the increase in room rates and the elimination of debt service pending the successful completion and sale of securities as a result of the recent filing on Form SB-2 with the Securities and Exchange Commission, which is presently under review, would enable the Company to achieve positive operating results and cash flow at the present occupancy level.

Total expenses for the three months ended June 30, 2001, is $694,925 compared to the three months ended June 30, 2000, which was $422,034.  This is an increase in expenses of $272,891 or 65%.  Total expenses for the six months ended June 30, 2001, is $1,218,882 compared to the six months ended June 30, 2000, which was $831,801.  This is an increase of $387,021 or 47%.  Expenses have increased due to an agreement made in April 2001, the Company agreed to pay, and expensed, an additional $56,717 in royalties and franchise fees pertaining to prior periods representing approximately half of the charges otherwise applicable for use of the Days Inn franchise and reservation system that was not satisfactorily operating during such prior periods.  This nonrecurring charge is being paid in 6 equal installments.

Thus, the net loss for the three months ended June 30, 2001 is $201,002 compared to the three months ended June 30, 2000, which was a loss of $52,526.  Net loss has increased by $148,476 this period or 283%.  Net loss for the six months ended June 30, 2001 is $324,530 compared to the six months ended June 30, 2000, which was $147,090.  Net loss has increased by $177,440 or 121% for this six month period.  Although total revenues increased for the three and six month periods ending June 30, 2001 by 34% and 31%, total expenses increased by 65% and 47% thus, resulting in an increase in the company’s net loss for these periods.

Net cash used by operating activities for the six months ended June 30, 2001 is $38,614 compared to the six months ended June 30, 2000, net cash provided by operating activities was $116,780.  The difference in these periods can be attributed to the company’s net loss, which was discussed above.  Net cash used by investing activities for the six months ended June 30, 2001 is $9,132 compared to the six months ended June 30, 2000, net cash from investing activities totaled $3,000.  Net cash provided by financing activities for the six months ended June 30, 2001 totaled $63,823 compared to the six month period the previous year which was a total of $135,284.  Thus, resulting in a net increase of cash for the six months ended June 30, 2001 of $16,077 and an increase of $255,064 for the six months ended June 30, 2000.  Accordingly, cash at the end of the period for the six months ended June 30, 2001 is $18,754 and $268,563 for the comparable period ending June 30,2000.

Total revenues, ending December 31, 1999, were $1,257,463, compared to the year 2000, ending December 31, 2000, which were $1,410,429.  Total revenues, ending March 31, 2000, were $315,203, compared to the period ending March 31, 2001 of $400,368.  The small increase in revenues for both periods is nominal.

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Total Operating Expenses, ending December 31, 1999, were $1,678,825, compared to the year ending December 31, 2000, which were $1,778,313.  The main reason for this slight increase in operating expenses is the increase in interest in the year 2000.  In the year ending December 31, 1999 the total interest in operating expenses was $540,176, compared with the year ending December 31, 2000 which had a total interest amount of $619,007.  Loss from operations, ending December 31, 1999 were $421, 362, compared to the year ending December 31, 2000, which were $367,884.

Due to unexpected higher cost of start-up and one year of city road construction on our only entrance, which inhibited our projected cliental, we became past due in our real estate taxes.  The amount of these past due taxes is approximately $200,000 which includes interest and penalties for the period from December 1999 through August 2000.  We are now in technical violation of both bank loans.  Our auditor and Mr. Lang have had verbal commutations with the banks which have replied, and we quote, that although the arrears are a serious matter, the arrears do not trigger a default of the loans, end of quote.  However, because verbal statements from the banks are not binding on them, the banks could still call the notes due.  But, as the loan payments are current to date, and Supreme Hospitality has timely, and fully explained its reasons for any technical violations, it is management’s belief that the banks will not call the loan due.  Due to the banks response and the fact that we are and have been current with our bank loans, we do not perceive the arrears a risk at this time.  The bank notes can be found as exhibit 99.9, Valley Independent Bank Note and exhibit 99.11, Temecula Valley Bank Note.

Due to the increase in revenue we have experienced during the first quarter of this year, we are meeting all our financial obligations and feel we will continue to do so in the future.  We have been able to set aside a fund to be used for the repayment of the back taxes due, and expect to be current by the end of this year.

Supreme Hospitality may obtain funds for additional hotel construction or acquisition by private placement, equity or debt issues.  Persons purchasing securities in these placements and other shareholders will likely not have the opportunity to participate in the decision relating to any acquisition.  Investors will entrust their investment monies to Supreme Hospitality's management before they have a chance to analyze any ultimate success which is heavily dependent on Supreme Hospitality's management, which will have virtually unlimited discretion in new construction or acquisition.

Relating to the Temecula Valley Inn, depreciation is provided on the financial statements on the straight-line method.  For tax purposes, MACRS is used.  For both, the following estimated useful lives are:

Building and Improvements

40 years

Land Improvements

15-40 years

Furniture and Equipment

7-10 years

On the Temecula hotel, the realty tax rate on the building and land is 1.12925% plus fixed charges of $5,904.  The annual taxes are $82,820.  There are no proposed improvements on this property.

Supreme Hospitality plans to develop and construct a hotel in the future in Redding, California.  It has an option to purchase approximately 2.61 acres of approved hotel property for $1,300,000 including a complete package, which consists of a business plan, construction costs, drawings, etc.  See Exhibit 99.6, Option Agreement.  This property is located adjacent to Interstate 5 and Hilltop Drive in Redding, California.  This parcel is the last available hotel property in this immediate area.  The cost is estimated to be $5,800,000 for land, building and improvements.  Supreme Hospitality has not paid any money for the option.  The option price is $1,300,000.  The contract to purchase the land was signed in May 2000 and is effective for 12 months.  Larry Lang has verbally agreed to extend the Option through May 2002.  The current owner of the land is Larry Lang, a major stockholder of Supreme Hospitality.  The current plan is to exercise the purchase option on the Redding property and develop and build a 90-room hotel on this property.  This development is anticipated to be the next development Supreme Hospitality will undertake.

The small business does not own the above-described property and therefore, has no interest, mortgages, liens or encumbrances against such properties.  The monies will be obtained through the raising of additional equity funds. At this time Supreme Hospitality does not have the appropriate funds for this option and has not investigated any other means for acquiring these funds.  In the event Supreme Hospitality should be unable to raise the funds from the offering herein, Supreme Hospitality may have to relinquish this offering.

Supreme Hospitality has identified other properties in the Temecula valley of Southern California to acquire, develop and build hotels.  This will be done through the raising of additional funding.  An additional property in the

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Temecula Valley is included on the financial projections commencing operations in the third quarter of 2002.  Development cost for a 120-room hotel is estimated at $7,800,000 for land development, building and improvements.

The management of Supreme Hospitality believes that the Temecula Valley will continue to see unprecedented growth not seen since the mid 1980's.  Supreme Hospitality is poised to take advantage of that growth, given it can meet its financial requirements.

Supreme Hospitality believes that through the acquisition of the land and subsequent development of these properties, shareholder value will be increased.  The management team has the expertise to identify prime properties and negotiate a fair price for the land and develop it and build a quality facility, which will increase in value.

As is customary in the industry, Supreme Hospitality may pay a finder's fee for locating an acquisition prospect.  If any such is paid, it will be approved by Supreme Hospitality's Board of Directors and will be in accordance with the industry standards.  Such fees are customarily between 1% and 5% of the size of the transaction, based upon a sliding scale of the amount involved.  Such fees are typically in the range of 5% of a $1,000,000 transaction ratably down to 1% in a $4,000,000 transaction.  Management has adopted a policy that such a finder's fee or real estate brokerage fee could, in certain circumstances, be paid to any employee, officer, director or 5% shareholder of Supreme Hospitality, if such person plays a material role in bringing in a transaction to Supreme Hospitality.

DESCRIPTION OF PROPERTY

Temecula Valley Inn is located at 27660 Jefferson Avenue, Temecula, CA 92590.

The mortgages on the property are as follows:

Supreme Hospitality’s president and his wife are the only persons obligated to repay the following long-term debt.  They quitclaimed their interests in the real estate to Supreme Hospitality, which was a violation of the banks’ loan covenants.  The banks anticipate that they will eventually require loan assumptions by Supreme Hospitality however no action has been taken to date. For financial presentation purposes, all of the following loans are presented as debt of Supreme Hospitality since the majority of them are collateralized by real and personal property of Supreme Hospitality.  The notes payable are as follows:

1.

Note payable to Valley Independent Bank, payable in monthly installments of $21,961 including interest at prime plus 1%, final payment due April, 2006 of $2,744,836, collateralized by first position on substantially all of the assets owned by Supreme Hospitality or hereinafter acquired.  The interest rate at December 31, 2000 was 10.50%.  Because the bank has not requested an increase in the total monthly amount since inception of the loan as a result of the increasing prime rate, there has been no reduction in loan principal since May 2000.  As of December 31, 2000, total accrued interest on the loan exceeded the monthly payments required by a total of $16,185, which has been included in accrued liabilities.

2.

Note payable to Temecula Valley Bank in the amount of $978,972, guaranteed by the Small Business Administration, payable in monthly installments of $9,444, including interest based on 8.5 % prime plus 2%, plus or minus adjustments quarterly for interest rate changes, final amortized balance due February 2023, collateralized by a second position on substantially all of the assets owned by Supreme Hospitality or hereinafter acquired.  The prime rate on December 31, 2000 was 9.50%.

3.

Note payable to Donald W. Coop and Jennean Coop, husband and wife, as community property in the amount of $500,000 payable in monthly installments of $4,825, including interest at 10%, final payment due February 2003, collateralized by a third position on Supreme Hospitality's real property.  The note has been filed as exhibit 99.12.

DEMOGRAPHICS

Temecula's demographic profile shows it to be a very rapidly growing, ethnically diverse place, where relatively young, well-educated families are raising children, and succeeding economically.

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Since 1990-1997, the city has grown from 27,099 to 43,100 people.  The 59.0% growth rate is the fastest of any Inland Empire community with over 40,000 residents.

Temecula's expanding economy has given it the wherewithal to devote an increasing amount of community resources to education, parks and law enforcement.  The city has 23 parks covering 199 acres, one of the premier varietal wine growing areas of California including twelve wineries that have a wide range of grapes and is one of the safest cities in California having a crime rate 50% below that of the next safest Inland Empire city as represented by 1996 studies.

Location:

Temecula is located 85 miles southeast of Los Angeles, 487 miles south of San Francisco, and 55 miles north of San Diego.

Economic Growth & Trends:

1970

1980

1990

1998

Population-County

459,074

663,116

1,170,413

1,441,036

Taxable sales-County

$828,578

$3,274,017

$9,522,631

$11,972,371

Population-City

2,773

8,234

27,099

46,558

Taxable Sales-City

N/A

N/A

$119,900

$831,094

Housing Units-City

N/A

N/A

9,130

13,947

Median Household

Income-City

N/A

N/A

$44,270

$63,248

School Enrollment (K-12)

N/A

N/A

7,595

14,614

Ethnic Distribution:

White

80.8%

Hispanics

14.2%

Black

1.5%

Asian/pacific Islander

2.4%

American Indian

0.5%

Other Race

0.5%

TOTAL

100.0%

Climate:

AVERAGE TEMPERATURE

RAIN

HUMIDITY

Period

Min

Mean

Max

Inches

4a.m.

Noon

4p.m.

January

46.0

61.0

69.9

1.35

55

40

55

April

51.7

62.0

72.2

0.75

60

30

50

July

62.5

73.4

84.2

0.05

45

40

35

October

52.4

64.3

76.2

0.46

50

30

45

Year

57.2

64.7

73.4

10.44

52

40

45

Transportation:

Rail:

None

Truck:

Two (2) carriers are located in Temecula

Over night delivery To:

Los Angeles, San Francisco, San Diego and Phoenix.

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Air:

French Valley Airport, owned by Riverside County, is a general aviation facility.  Approximately one hour drive to San Diego, Ontario, John Wayne and Palm Springs Airports.

Bus:

Greyhound to Riverside, San Diego, Los Angeles, Riverside Transit Agency local and intercity bus service.

Ports:

Nearest ports at Los Angeles-Long Beach, 85 miles northeast, and San Diego, 55 miles south.

Highways:

I-215 north to Riverside I-15 north to Corona, Orange County and Los Angeles I-15 south to San Diego County State Route 79 east to Palm Springs

Community Facilities:

Health:

72 physicians/surgeons

46 dentists

10 optometrists

20 chiropractors

2 major hospitals are found just north of the city - Inland Valley Regional Medical Center - Rancho Springs Medical Center

Education:

10 elementary schools

3 middle schools

2 high schools

1 continuation high school

1 independent study high school

9 private schools

Cultural:

36 churches

10 banks

1 library

2 savings and loans

7 newspapers

1 museum

1 cable network (TCI)

3 theaters with 9 screens

Recreation:

15 wineries

3 public golf courses

1 private golf course

Vail Lake (12 miles east)

Skinner Lake (12 miles northeast)

150 miles of equestrian trails

Hotels/motels:

11 hotels and motels, with 810 room, in the community area

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Grubstake, Inc. later to be called Richwood, Inc., later to be called Supreme Hospitality was founded by Anne Angell.  Ms. Angell received no value from the issuer and has no options or rights of any kind to be received.  There were no predecessors to Ms. Angell.  Ms. Angell was the sole shareholder and the bearer of the 25,000 pre-split issued and outstanding shares of Richwood, Inc.  On April 1, 2000 the following group of shareholders became the bearer of the 25,000 pre-split issued and outstanding shares of Richwood, Inc., formerly Grubstake, Inc.; First Dominion Financial, Ltd., 10, 485 common shares, First Dominion Financial Group, Inc., 4,540 common shares, Jon Ruco, Ltd., 4,535 common shares, Hayden Financial Corporation, 1,293 common shares, Cara Bompignano, 1,253 common shares, N. V. One Partnership, 1,270 common shares, Harrel Davis, 1,000 common shares, and Howard Hungerford, 625 common shares.  The nature of the transaction was to facilitate the change of ownership.  The above-mentioned shareholders paid $5,000 cash for the 25,000 pre-split shares.

Temecula Valley Inn was the sole proprietorship of Larry and Diana Lang and its activities were for the construction and subsequent operation of a 90 room three story hotel for profit.

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An officer of the corporation provides office services without charge.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.  The officers and directors of Supreme Hospitality are involved in other business activities and may in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between Supreme Hospitality and their other business interests.  Supreme Hospitality has not formulated a policy for the resolution of such conflicts.

Regarding the Redding property:  An appraisal was completed in February 1998 on the two parcels of land in Redding, CA, APN 117-170-07 & 08.  The parcels, approximately 2.61 acres, appraised for $855,000.00 or $7.52 per square foot.  Checking on comparable properties in the Redding area with real state agent Craig McQuire of Real Estate by Craig and Carol has indicated to us that a fair market value would be at a minimum of $10.00 per square foot or $ 1, 137,000.00 to a maximum of $12.00 per square foot or $ 1,364,000.00.  This does not include any development fees.

Mr. Lang purchased the property in November 1996 with an overall cost incurred of $ 1,086,000.  Additional costs have been and will be incurred by Mr. Lang in order to bring the property in a condition for construction of a hotel.

The cost of development fees, drawings, use permit and a final construction package is estimated to be approximately $ 175,000.00.

Therefore the property can be estimated to be worth approximately a minimum of $ 1,312,000.00 which includes the development fees and construction package.

Floyd and Glenda Janeway who are owners of 3,000,000 shares of Supreme Hospitality held a company which acted as a project manager for the hotels construction and was paid $58,000 for supervision services.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Supreme Hospitality’s common or preferred stock is not presently quoted on any public market.

Common Stock

At inception, Supreme Hospitality originally had authorized and issued 25,000 pre-split shares of no par value common stock.  On April 17, 2000 the articles of incorporation were amended to provide for 50,000,000 authorized shares at $.0001 par value and a forward stock split of 40 to 1, resulting in 1,000,000 post-split issued and outstanding shares as of the merger date.  An additional 9,000,000 common shares were then issued to the Temecula Valley Inn shareholders in a re-capitalization of Supreme Hospitality.

In connection with the employment contract of Supreme Hospitality’s president, as more fully described in executive compensation, the Board of Directors approved an annual, non-qualified option for him to acquire, at fair market value at the date of grant, a minimum of 1 percent of Supreme Hospitality’s outstanding shares during the term of his employment contract.  The number of shares to be granted shall be determined by the Board of Directors.  All shares granted shall have an exercise period of 36 months following the date of grant.  No options were granted as of December 31, 2000.

Dividend Policy:

To date, Supreme Hospitality has not paid any cash dividends on their common stock.  Supreme Hospitality currently intends to retain all of their future earnings for use in their business and, therefore, does not expect to pay dividends in the near future.

Preferred Stock

There are 1,000,000 shares of Preferred Stock issued with a par value of $0.0001 per share.  No other series of Preferred Stock has been authorized or issued.  The Preferred Stock will rank senior to the Common Stock with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up of Supreme Hospitality without the consent of any holder of Preferred Stock.  The Preferred Shareholders shall have no voting rights.  No other series of Preferred Stock has been authorized or issued.

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One Preferred share is convertible into three shares of Supreme Hospitality’s common stock at any time after the first twelve months of purchase during the three-year period at the option of the shareholder.  The conversion is automatic on the third year record date if not converted earlier by the shareholder.

Dividend Policy:

The Preferred shares yield a 10% per annum dividend, which is paid in common shares at the market price upon conversion.  The 10% annual common stock dividend is determined by multiplying the preferred share offering price and dividing it by the market price per share.  This will determine the number of common shares to the shareholder upon conversion.

EXECUTIVE COMPENSATION

Name and				Other	All
Principal				Annual	Other
position	Year	Salary	Bonus	Compensation	Compensation
Larry W. Lang Chairman, Sole Director, President And Secretary/Treasurer, Principal and Financial Accounting Officer	1999 2000 2001	$000(I) $30,000(I) $000(II)	$0000 $000 $000	$000 $000 $000	$000 $000 $000

No other officer, director, or employee received in excess of $100,000 in salary and benefits in 2000, nor do we expect to pay any officer, director, or employee in excess of $100,000 in salary and benefits in 2001.

I:  Larry W. Lang earned $3,000 per month as a consultant for the period from April 1999 through April 2000, pursuant to a written agreement.  He received no compensation from Supreme Hospitality in 1999 and in 2000 received a total of $30,000 for his services.

II:  Commencing October 1, 2000, and expiring on December 31, 2010, the Board of Directors approved an employment contract for its president, that provides for, among other benefits, annual compensation of $120,000 through December 31, 2001, and thereafter, a minimum of a 10 percent increase per annum.  In addition, the president is to receive annually, 10 percent of pre-tax income of Supreme Hospitality and stock options as more fully described above.  There are a number of fringe benefits provided in the contract during the contract term, including the use of an automobile, disability compensation based on annual compensation, and a $500,000 life insurance policy payable to beneficiaries designated by the president.  The employment contract was filed with Supreme Hospitality’s SB-2/A as exhibit 99.5 April 2001.  To date Larry W. Lang has not received any compensation from Supreme Hospitality for the year 2001.

FINANCIAL STATEMENTS

The required financial statements can be found on the following pages:

Independent Auditor’s Report

Balance Sheet

Stockholder’s Equity

Statement of Operations

Statement of Cash Flow

Weighted Average Number of Shares Outstanding

Notes to Financial Statements

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INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders

Supreme Hospitality

Temecula, California

We have audited the accompanying balance sheet of Supreme Hospitality as of December 31, 2000, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Supreme Hospitality as of December 31, 2000, and the results of its operations and its cash flows for each of the years in the two years then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the company will continue as a going concern.  As discussed in note 1 to the financial statements, the company is dependent upon its ability to develop additional sources of capital, and/or achieve profitable operations.  These conditions raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Braverman & Company, P.C.

Prescott, Arizona

MARCH 19, 2001

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SUPREME HOSPITALITY AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(SUBSTANTIALLY ALL ASSETS ARE PLEDGED AS COLLATERAL)

ASSETS

	June 30, 2001 (unaudited)	December 31, 2000
ASSETS
Current Assets
Cash	$18,754	$2,677
Trade accounts receivable	44,766	53,116
Other	4,286	4,615
Total Current Assets	67,806	60,408
Property and Equipment At Cost,
Less accumulated depreciation of
$622,889 and $556,108	4,869,754	5,000,886
Other Assets:
Deferred offering costs	81,000	81,000
Loan fees, less accumulated amortization of $6,576	18,544	21,034
Initial franchise fee, less accumulated amortization of $667	22,533	24,333
Other assets	21,132	10,200
Total other assets	143,209	136,567
	$5,080,769	$5,197,861

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Trade accounts payable	$313,749	$234,159
Related party loans	654,218	492,123
Accrued liabilities	219,788	126,368
Current maturities of long-term debt	254,686	287,309
Total Current Liabilities	1,442,441	1,139,959

Long-Term Debt, Less Current Maturities	4,841,511	4,936,555
Total Liabilities	6,283,952	6,076,514

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $.0001 par value; authorized
1,000,000 shares; none outstanding	--	--
Common stock, $.0001 par value; authorized
50,000,000 shares; 10,000,000 outstanding	1,000	1,000
Paid-in Capital	1,500	1,500
Accumulated (deficit)	(1,205,683)	(881,153)

Total Stockholder’s Equity (Deficit)	(1,203,183)	(878,653)
	$5,080,769	5,197,861

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SUPREME HOSPITALITY AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS EQUITY (DEFICIT)

COMMON STOCK
	SHARES	AMOUNT	PAID-IN CAPITAL	ACCUMULATED (DEFICIT)	TOTAL
(unaudited)
Balances December 31, 1998	10,000,000	$1,000	$1,500	$(2,670)	$(170)
Net (loss) for the year:				(85)	(85)
Balances, December 31, 1999	10,000,000	1,000	1,500	(2,755)	(255)
Pre-merger capital (deficit)				(689,172)	(689,172)
Net (loss)for the period April 30 to December 31, 2000				(189,226)	(189,226)

Balances, December 31, 2000 (unaudited)	10,000,000	$1,000	$1,500	(881,153)	$(878,653)

Net (loss) for the three months ended March 31, 2001				(123,529)	(123,529)

Balances, March 31, 2001 (unaudited)	10,000,000	1,000	1,500	(1,004,682)	(1,002,182)

Net (loss) for the three months ended June 30, 2001				(201,001)	(201,001)

Balances, June 30, 2001 (unaudited)	10,000,000	$1,000	$1,500	$(1,205,683)	$(1,203,183

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SUPREME HOSPITALITY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31,	Six Months Ended June 30,
	2000	1999	2001 (unaudited)	2000 (unaudited)
REVENUES	$1,410,429	$1,257,463	$894,292	$684,711

OPERATING EXPENSES
Selling, general and administrative	885,726	868,604	788,615	409,567
Depreciation and amortization	273,580	270,045	136,850	134,977
Interest	619,9007	540,176	293,357	287,257

Total operating expenses	1,778,313	1,678,825	1,218,822	831,801

(Loss) From Operations	$(367,884)	$(421,362)	$(324,530)	$(147,090)
Net (Loss) Per Share	$(0.04)	$(0.04)	$(0.03)	$(0.01)
Weighted Average Number of Shares Outstanding-Basic	10,000,000	10,000,000	10,000,000	10,000,000

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SUPREME HOSPITALITY

CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED

SIX MONTHS ENDED

DECEMBER 31,

JUNE 30,

	2000	1999	2001	2000
Cash Flows From Operating Activities

Net Loss	$(367,884)	$(421,362)	$(324,530)	$(147,090)
Adjustments to reconcile net (loss) to net cash provided:
Depreciation and amortization	273,580	270,045	136,850	134,977
Gain on disposition of vehicle	(2,418)
(Increase) decrease in assets
Trade accounts receivable	(27,314)	(11,698)	8,350	(3,790)
Other current assets	464	(5,079)	329
Increase (decrease) in liabilities
Trade accounts payable	126,712	26,786	79,590	79,474
Accrued liabilities	65,277	(63,325)	60,797	53,209

Net Cash Provided (Used) By Operating Activities	68,417	(204,633)	(38,614)	116,780

Cash Flows From Investing Activities
Deferred offering costs	(81,000)
Purchase of Days Inn franchise	(25,000)
Loan fees		(27,610)
Other	(3,000)	(1,800)	(9,132)	3,000

Net Cash (Used By) Investing Activities	(109,00)	(29,410)	(9,132)	3,000

Cash Flows From Financing Activities
Purchase of equipment	(11,238)		(3,228)
Loan proceeds	123,664	445,991
Related party loans	168,387	(82,547)	162,095	222,425
Proceeds from sale of common, stock	3,000
Loan repayments	(254,052)	(128,261)	(95,044)	(87,141)

Net Cash Provided By Financing Activities	29,761	235,183	63,823	135,284

Net Increase (Decrease) In Cash	(10,822)	1,140	16,077	255,064

Cash, At Beginning of Year	13,499	12,359	2,677	13,499

Cash, At End of Year	$2,677	$13,499	$18,754	$268,563

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$608,763	$466,280	$100,642	$70,686

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Supreme Hospitality

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING

1999 and 2000

Balances, December 31, 1999	25,000
Forward stock split, change
from no par value to par
value of $.0001 per share	975,000
Recapitalization	9,000,000
Pre-merger capital (deficit)
Net (loss) for the period
April 30 to December 31, 2000

Balances, December 31, 2000	10,000,000

1999
shares issue in 2000 to acq sub	9,000,000
2000
shares issued prior to recapitalization
as of April 30, 2000	9,000,000	x 4	36,000,000
May	after recapital.	10,000,000	10,000,000
June	10,000,000	10,000,000
July	10,000,000	10,000,000
August	10,000,000	10,000,000
September	10,000,000	10,000,000
October		10,000,000	10,000,000
November		10,000,000	10,000,000
December		10,000,000	10,000,000

	total		116,000,000
divided by 12	9,666,667

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SUPREME HOSPITALITY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2000

NOTE 1 – THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

The Company

Supreme Hospitality (the Company or Supreme), formerly Grubstake, Inc. and Richwood, Inc. was incorporated in Nevada on November 10, 1997. Until it acquired all of the outstanding common stock of Temecula Valley Inn, Inc.   (TVI) in a recapitalization (reverse merger), the Company had no operations and was a development stage company as defined in FASB No.7. On April 17, 2000, pursuant to the pending recapitalization, the Company changed its name to Supreme Hospitality, and on April 30, 2000, TVI became a wholly owned subsidiary of Supreme in a qualifying reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986.

TVI's activities were the construction and subsequent operation of a ninety-room, 3-story hotel located in Temecula, California, which was opened to the public in December 1998 under the name of Temecula Valley Inn. In July of 2000, the hotel, pursuant to a franchise agreement, operated under the name of Days Inn.

Principles of Consolidation

The Company’s consolidated financial statements include the financial statements of Supreme and TVI for all periods presented. All significant intercompany accounts and transactions have been eliminated.

Financial Statement Presentation

The historical cost basis of all assets and liabilities of TVI have been carried forward, similar to the accounting treatment given in a “pooling of interests”. TVI is considered the accounting acquirer because it became the owner of substantially all of the outstanding common stock of the acquired “shell” company.  Pre-merger losses of TVI, net of $3,000 of common stock, have been classified as “pre-merger capital (deficit)” in the accompanying financial statements, since such losses have been passed through and utilized by the former owners of TVI when it was initially a proprietorship through December 31, 1999, and an S corporation in 2000, until the date of merger.  Unless otherwise indicated, all references to the Company include Supreme and TVI.  The corporation’s year-end is December 31.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and the disclosure of contingent amounts in the Company’s financial statements and the accompanying notes.  Actual results could differ from those estimates.  Certain prior year amounts have been reclassified to conform to the current year presentations.

Incorporation and Taxable Status of TVI

TVI had been a sole proprietorship for the period from its inception in 1997 through December 31, 1999. On January 1, 2000, all of the assets and liabilities relating to the hotel operation were transferred to a newly formed “S” corporation under the provision of Section 351 of the Internal Revenue Code of 1986.  Therefore, no income tax provision is provided or applicable for the operating results of TVI prior to April 30, 2000, since those operations were included in the personal tax returns of the former owners of TVI and taxed based on their personal tax strategies.

As of and subsequent to the merger date, an income tax provision is applicable for the tax effects of transactions reported in the financial statements for taxes currently due, plus deferred taxes related to the difference between the basis of the property and equipment for financial and income tax reporting.

Revenue Recognition

Room and other revenues are recognized when earned.

Concentrations

Less than a majority of the customers of the hotel are corporate customers. There is no concentration of corporate customers in any one industry segment, and no one customer or corporation constitutes 10% or more of total revenues.

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SUPREME HOSPITALITY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2000

NOTE 1 – THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Loan Fees

Loan fees relating to permanent financing incurred in 1999 were capitalized and are being amortized ratably over the remaining life of the related loan.  Loan fee amortization for 2000 and 1999 was $3,944 and $2,632, respectively.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, disclosures about fair value of financial instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying values of the Company’s financial instruments, which include cash, accounts receivable, accounts payable and accruals, approximate fair values due to the short-term maturities of such instruments. The fair value of the Company’s long-term debt, which approximates carrying value, is estimated based on the current rates offered to the Company for debt of the same remaining maturities.

Income Taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109  "Accounting for Income Taxes”. A deferred tax asset or liability is recorded for all temporary difference between financial and tax reporting of which depreciation is the most significant. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to more likely than not realized in future tax returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

Since merger, the Company has continued to sustain operating losses. For income tax purposes the post merger operating loss was approximately $158,000 resulting in a deferred tax asset of $60,000, which has been completely offset by a valuation allowance of $60,000.  Therefore as of December 31, 2000, no tax benefit or deferred tax asset has been provided in the accompanying consolidated financial statements since management cannot determine, at the present time, that it is more likely than not that such benefit will be utilized in future periods. The operating loss is available for a period of 20 years to offset future taxable income.

Loss Per Share

Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS No.128) "Earnings Per Share". Basic loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. For presentation purposes, all shares outstanding have been considered outstanding since inception.

Going Concern

The Company’s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company’s ability to continue in existence is dependent on its ability to develop additional sources of capital, and/or achieve profitable operations.  The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties. Management’s plan is to sell additional equity and eliminate its debt, thereby providing positive cash flow through its existing operations.

Composition of Certain Financial Captions

Property and Equipment

Property and equipment are stated at historical cost and are depreciated using the straight-line method over the useful lives indicated:

Land and land improvements

$2,120,916

Building

  2,376,918

Furniture and equipment

  1,059,160

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SUPREME HOSPITALITY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2000

Total Cost

             $5,556,994

Less accumulated depreciation

    556,108

Property and Equipment, net

             $5,000,886

      Useful lives in years

Building

            40

Land improvements

       15-20

Furniture, fixtures and equipment

        3-10

Depreciation expense for the years ended December 31, 2000 and 1999 was $268,969 and $267,413,

respectively

Other Assets

Included in other assets is the cost of the Days Inn initial franchise fee of $25,000, which is being amortized ratably over the 15-year period of the franchise agreement, commencing in 2000. Amortization expense for 2000 was $667. Franchise royalties and reservation system user fees totaling 8.8 percent of gross room revenues are expensed as incurred.

Deferred Offering Costs

Supreme entered into an agreement with a consulting firm in March 2000 which provides, among other things, that the firm will arrange for the acquisition of a shell company, obtain a trading symbol and market maker for the sale of the Company’s stock, and arrange for the filing and successful completion of a registration statement with the Securities and Exchange Commission for the sale of the Company’s common stock.

Deferred Offering Costs (continued)

As of December 31, 2000, Supreme paid in full all consulting fees of  $73,500, which were capitalized as a deferred offering cost along with other related registration costs incurred, pending the successful completion of a proposed public offering.  If the offering is successful, all deferred costs incurred will be charged against the net proceeds of the offering.  If unsuccessful, deferred offering costs will be written off

NOTE 2 – LONG –TERM DEBT

The Company’s president and his wife are the only persons obligated to repay the following long-term debt. They quitclaimed their interests in the real estate to the Company, which was a violation of the banks’ loan covenants. The banks anticipate that they will eventually require loan assumptions by the Company, however,  no action has been taken to date. For financial presentation purposes, all of the following loans are presented as debt of the Company since the majority of them are collateralized by real and personal property of the Company.

Note payable to a bank, payable in monthly installments of $21,961 including interest at prime plus 1%, final payment due April, 2006 of $2,744,836, collateralized by first position on substantially all of the assets owned by the Company or hereinafter acquired.

$       2,744,836

The interest rate at December 31, 2000 was 10.50%.  Because the bank has not requested an increase in the total monthly amount since inception of the loan as a result of the increasing prime rate, there has been no reduction in loan principal since May 2000. As of December 31, 2000, total accrued interest on the loan exceeded the monthly payments required by a total of $16,185, which has been included in accrued liabilities.

Note payable to a bank, guaranteed by the Small Business Administration, payable in monthly installments of $9,444, including interest based on 8.5 % prime plus 2%, plus or minus adjustments quarterly for interest rate changes, final amortized balance

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SUPREME HOSPITALITY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2000

due February 2023, collateralized by a second position on substantially all of the assets owned by the Company or hereinafter acquired. The prime rate at December 31, 2000 was 9.50%.

978,972

Note payable to an individual, payable in monthly installments of $4,825, including interest at 10%,

final payment due February 2003, collateralized by a third position on the Company's real property.

484,173

Capitalized lease obligation,  payable in monthly installments of $28,854, including interest ranging from 12.4% to 14.4% and sales taxes, final payment due February

2004, collateralized by leased assets of the hotel.

893,845

Unsecured installment notes payable to two finance companies, $3,236 payable monthly,

including interest at 12.34% to 16.52% per annum, due 2005.

            122,038

Total long-term debt

5,223,864

Less current maturities

    287,309

Long-term debt, net of current maturities

  $

4,936,555

Maturities of long-term debt for the five years following December 31, 2000 are as follows:

        2001

                                                  $  287,309

         2002                                                       325,253

         2003                                                       820,070

                               2004                                                         95,698

                                   2005                                                        41,847

         Thereafter                                           3,653,687

                   $5,223,864

NOTE 3 - CAPITAL LEASE

The Company leases furniture and equipment, building and land improvements under a capital lease.  The economic substance of the lease is that the Company is financing the acquisition of the assets through the lease, and accordingly, these assets are capitalized as follows:

Land improvements

$

137,715

Building improvements

114,247

Furniture and equipment

1,041,858

1,293,820

Less accumulated depreciation

370,025

$

923,795

The following is a schedule of future annual minimum lease payments required under the lease together with their net present value as of December 31, 2000:

December 31,

    Amount

2001

$

346,245


SUPREME HOSPITALITY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2000

2002

346,245

2003

346,245

1

              52,789

Total minimum lease payments

1,091,524

Amount representing interest

       (197,679)

Present value of net minimum lease payments

893,845

Current portion

(246,442)

Long-term capital lease obligation

$

647,403

NOTE 4 – RELATED PARTIES

A construction company owned by Supreme’s  president was the general contractor for the hotel, which was completed in late1998 at a cost of approximately $2,400,000. Approximately $110,000 was paid to his construction company for supervision and reimbursement of costs incurred of which less than 50 percent was compensation.  The project manager for the hotel’s construction was a company owned by one of three shareholders of TVI which was paid approximately $58,000 for supervision services.

Since inception the president of the Company has provided financing to maintain the positive cash flow of the Company, substantially through personal and related party corporate  loans, the majority of which were interest bearing from 8 to 10 percent per annum. As of December 31, 2000, these related party loans totaled $492,123 the majority of which are considered due within one year. During the year 2000 net loans from related parties totaled $168,387.

Included in the loans payable to related parties at December 31, 2000 are two loans that were obtained from a water district and the city prior to 2000. The latter of these loans is collateralized by an interest in the Company’s real estate, whereas the other loan provides for termination of the water supply to the hotel in the event the loan becomes delinquent. Although the Company was delinquent in the monthly payments to the city, the city agreed to take no action provided the loan, which was due September 1, 2000, is paid off at the rate of $10,000 a month, commencing April, 2001. The balance of that loan at December 31, 2000 was $55,637.

The president and his wife are also the obligated on all long-term debt, as more fully explained in Note 2 of the notes to financial statements.

NOTE 5 – COMMON STOCK

At inception, the Company originally had authorized and issued 25,000 shares of no par value common stock. On April 17, 2000 the articles of incorporation were amended to provide for 50,000,000 authorized shares at $.0001 par value and a forward stock split of 40 to 1, resulting in 1,000,000 issued and outstanding shares as of the merger date.  An additional 9,000,000 common shares were then issued to the TVI shareholders in a recapitalization of the Company.

In connection with the employment contract of the Company’s president, as more fully described below, the Board of Directors approved an annual, non-qualified option for him to acquire, at fair market value at the date of grant, a minimum of 1 percent of the Company’s outstanding shares during the term of his employment contract.  The number of shares to be granted shall be determined by the Board of Directors. All shares granted shall have an exercise period of 36 months following the date of grant. No options were granted as of December 31, 2000.

NOTE 6 – EMPLOYMENT CONTRACT

Commencing October 1, 2000, and expiring on December 31, 2010, the Board of Directors approved an employment contract for its president, that provides for, among other benefits, annual compensation of $120,000 through December 31, 2001, and thereafter, a minimum of a 10 percent increase per annum. In addition, the president is to receive annually, 10 percent of pre-tax income of the Company and stock options as more fully described above. There are a number of fringe benefits provided in the contract during the contract term, including the use of an automobile, disability compensation based on annual compensation, and a  $500,000 life insurance policy payable to beneficiaries designated by the president.


SUPREME HOSPITALITY AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2000

Prior to the above employment contract, the President received $3,000 per month as a consultant for the period from April 1999 through April of 2000, pursuant to a written agreement.

NOTE 7 – OPTION AGREEMENT

In May 2000 the Company received an option from its president to acquire 2.61 acres of approved hotel property owned by him and located in Redding, California for $1,300,000, including predevelopment, use permit and building drawings. If acquired, a larger 3-story hotel would be constructed. The option expires in May 2001.  The entire project is estimated to cost $5,850,000.

NOTE 8 – PAST DUE STATUS AND LOAN VIOLATIONS

Substantially all of the accounts payable at December 31, 2000, totaling $234,159 were past due based on their payment terms of which $104,000 consisted of real estate taxes, interest and penalties for the period from December, 1999 through May, 2000.  The past due status and penalties added to real estate taxes are technical violations of both bank loans, however, the Company has verbal assurances that as long as the loan payments are currently maintained, and the Company timely and fully explains its reasons for any technical violations, the banks will not call the loan.

NOTE 9 – SUBSEQUENT EVENTS

The Company incurred substantial additional stock offering costs, principally auditing fees, subsequent to December 31, 2000, to enable it to comply with the filing requirements, on Form SB-2, of the Securities and Exchange Commission for the proposed offering of its securities.

(Unaudited)

The Company settled in April 2001, for $56,718, past royalties and franchise fees arising from the use of the Days Inn reservation system which had not met performance expectations in the opinion of management. The Company agreed to pay this amount is 6 equal installments of $9,453 of which $37, 812 was outstanding at June 30, 2001

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Supreme Hospitality has not changed accountants and no disagreements on accounting or financial disclosure practices has occurred.

Part II.

Indemnification of Directors and Officers.


The Company's Articles of Incorporation, as amended, provide that a director or officer of the Company shall not be personally liable for damages for breach of such director's or officer's fiduciary duty, except for acts or omissions involving (a) intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of Nevada law.  The effect of this provision of the Company's Articles of Incorporation is to eliminate the right of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute.  The Company believes that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to its directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Experts.


The financial statements for the Company as of December 31, 2000,  and 1999 included in this prospectus have been audited by Braverman & Company, P.C., independent public accountants, as indicated in their report with respect thereto, such statements and are herein included in reliance upon the authority of such firm as experts in accounting and auditing in rendering the reports.

Other Expenses of Issuance and Distribution.

We will pay all costs and expenses in connection with this offering, including but not limited to all expenses related to the costs of preparing, reproducing or printing this memorandum, legal expenses, and other expenses incurred in qualifying or registering the offering for sale under state laws as may be necessary, as well as the fees and expenses of our attorneys and accountants.  It is


anticipated that the total of all costs and expenses in connection with this offering will be approximately $142,335.00 .  This includes:

Attorney fees

$20,000.00

CPA fees

62,037.00

Consultant fees

55,000.00

SEC filing fee

1,668.00

NASD filing fee

1,130.00

Transfer agent

500.00

Material fees (postage, copies)

2,000.00

Total

$142,335.00

Recent Sales of Unregistered Securities.

On January 1, 2000, Temecula Valley Inn, a sole proprietorship of Larry and Diana Lang, transferred all of the assets and liabilities relating to the hotel operation to a newly formed S-corporation, Temecula Valley Inn, Inc.  Larry Lang was sole director and president of Temecula Valley Inn, Inc.  The three shareholders of Temecula Valley Inn, Inc. were Larry & Diana Lang, Floyd & Glenda Janeway and Louise Davis.  This was an asset for shares transaction and there was no underwriter involved, therefore there were no underwriting discounts or commissions paid.  This transaction is exempt from registration as per Section 4(2) of the Securities Act of 1933.

On April 1, 2000 Ms. Anne Angell, the sole shareholder of the 25,000 pre-split issued and outstanding shares of Richwood, Inc., formerly Grubstake, Inc. sold these said shares to the following group of shareholders:  First Dominion Financial, Ltd., 10, 485 common shares; First Dominion Financial Group, Inc., 4,540 common shares; Jon Ruco, Ltd., 4,535 common shares; Hayden Financial Corporation, 1,293 common shares; Cara Bompignano, 1,253 common shares; N. V. One Partnership, 1,270 common shares; Harrel Davis, 1,000 common shares; and Howard Hungerford, 625 common shares.  The above-mentioned group of shareholders paid $5,000 cash for these shares.  There were no underwriters involved in this transaction; therefore there were no underwriting discounts or commissions paid.  This transaction is exempt from registration as per Section 4(1) of the Securities Act of 1933, as amended.

On April 19, 2000 First Dominion Financial, Ltd., a Nevada corporation doing business in the state of Nevada, traded 50,009 common shares of its own stock for 50,009 common shares of a private held company called ROE International, a Nevada corporation doing business in the state of Nevada.  ROE International agreed to distribute these shares among its 323 shareholders therein these 323 shareholders became shareholders of Supreme Hospitality.  This transaction is exempt from registration pursuant to Section 4(1) of the Securities Act of 1933, as amended.

First Dominion Financial, Ltd sold at $2.00 per share a total of 13,028 shares of its stock to the following people:  Douglas Lang, 5,000 common shares; Russ Melcher, 1,750 common shares; Daniel J. Cadena, 150 common shares; Nancy K. Stuckey, 1,500 common shares; Dustin Lijeham, 2,500 common shares; Joshua Elmore, 2,128 common shares.  This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

On April 30, 2000, Temecula Valley Inn, Inc. through a re-capitalization, reverse merger, became a wholly owned subsidiary of Supreme Hospitality in a qualifying reorganization under Section 368 (a)(1)(B) of the Internal Revenue Code of 1986.  This was a stock for stock exchange whereby Temecula Valley Inn, Inc. traded 100% of its common shares for 9,000,000 common shares of Supreme Hospitality.  There were no underwriters involved in this transaction; therefore there were no underwriting discounts or commissions paid.  This transaction was exempt from registration as per Section 4(2) of the Securities Act of 1933, as amended.

Larry Lang redistributed 40,000 common shares from his three million common shares to the following:  Douglas Lang, 7,500 common shares; Arthur Lang, 2,500 common shares; Anne Elmore, 5,000 common shares; Susan Hungerford, 25,000 common shares.  This totals 40,000 common shares and three additional shareholders.  This transaction is exempt from registration pursuant to Section 4(1) of the Securities Act of 1933, as amended.

Exhibits Schedule

The exhibits marked with an “*” were filed with the Company’s original registration statement June 2000 or the SB-2/amendments.  The remaining exhibits are filled with this amendment.

Exhibit

Description

Page

*3.1

Articles of Incorporation


*3.2

Amended Articles of Incorporation

*3.3

By-Laws

5.1

Opinion Re: Legality

15

23.1

Consent

16

*99.1

Special Meeting Board of Directors

*99.2

Agreement for the exchange of Common Stock

*99.3

Subscription Agreement

*99.4

Meeting of Board of Directors

*99.5

Employment Contract of Chief Executive

*99.6

Option Agreement

*99.7

Franchise Agreement

*99.8

Consulting Agreement

*99.9

Valley Independent Bank Note

*99.10

Temecula Valley Inn Insurance Policy

*99.11

Temecula Valley Bank Note

*99.12

Coop Note

*99.13

Amendment to the Consulting Agreement

99.14

Signature Page

17

UNDERTAKINGS

The undersigned Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Exhibit 5.1 Opinion re: Legality

March 30, 2001

Board of Directors

Supreme Hospitality

41919 Skywood Drive

Temecula, CA  92591-1877

Gentlemen,

You have requested the opinion of this firm as to certain matters in connection with the offer and sale (the "Offering") of Supreme Hospitality, Inc. (the "Company") Common Stock, par value $0.0001 per share ("Common Stock") and Preferred Stock, par value $0.0001 per share (“Preferred Stock”).  We have reviewed the Company’s Company Charter, Registration Statement on Form SB-2 ("Form SB-2"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

We are of the opinion that upon the declaration of effectiveness of the Form SB-2 the Common and Preferred Stock, when sold, will be legally issued, fully paid and non-assessable.

This Opinion has been prepared for the use of the Company in connection with its registration statement on Form SB-2, and we hereby consent to the filing of this Opinion as an exhibit to such registration statement and to our firm being referenced under the caption "Opinions of Experts."

Very truly yours,

/s/ Scott T. Orsini

Scott T. Orsini


Exhibit 23.1 Consent

To Whom It May Concern:                                           August 22, 2001

The firm of Braverman & Company, P.C., Certified Public Accountant consents to the inclusion of their report of March 19, 2001, on the Financial  Statements of Supreme Hospitality, as of March 19, 2001, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,

Braverman & Company, P.C.

Prescott, Arizona

AUGUST 22, 2001


Exhibit 99.14 Signature Page

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Temecula, State of California on September 4, 2001.

Supreme Hospitality

By:  /s/ Larry W.  Lang

Larry W. Lang

Chairman, Sole Director, President

And Secretary/Treasurer (Principal and

Financial Accounting Officer)

Footnotes